EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Golden Matrix Group, Inc., of:

(a)

our report dated January 13, 2022, relating to the consolidated financial statements of Golden Matrix Group, Inc. and subsidiaries for the nine-month period ended October 31, 2021 and the year ended January 31, 2021, the six-month period ended January 31, 2020 and the year ended July 31, 2019, which appears in Golden Matrix Group, Inc.’s Annual Report on Form 10-K for the transition period from February 1, 2021 to October 31, 2021; and

(b)

our report, dated January 13, 2022, relating to the financial statements of RKingsCompetitions Ltd which comprise the balance sheets as of October 31, 2021 and 2020, and the related statements of operations, shareholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements, which is included as Exhibit 99.1 to Golden Matrix Group, Inc.’s Current Report on Form 8-K/A (Amendment No. 1) filed with the Securities and Exchange Commission on January 14, 2022.

We also consent to the reference to our firm under the heading “Experts” in such registration statement.

/s/ M&K CPAS, PLLC

Houston, Texas

April 22, 2022